UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2023

Sterling Real Estate Trust

dba Sterling Multifamily Trust

(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4340 18th Ave South Ste. 200 Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 353-2720

(Former name or former address if changed since last report.)

Securities Registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Item 4.02.     Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 26, 2023, after discussions with its independent registered public accounting firm, RSM US LLP, Sterling Real Estate Trust (the “Company”) determined that the Company’s unaudited interim condensed financial statements for the quarter ended June 30, 2023 (the “Q2 Financial Statements”) as included in the previously filed Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, as filed with the Securities and Exchange Commission on August 9, 2023 (the “Q2 Form 10-Q”), should no longer be relied upon.

While preparing the financial statements as of and for the quarter ended September 30, 2023, the Company discovered that there was an error made relating to the recording of the journal entry for the attributable portion of net income that related to the noncontrolling interest of the operating partnership. Further, we discovered that this error affected the quarterly period ended June 30, 2023. This did not have an impact on the total net income or the total funds from operations represented on the June 30, 2023 quarterly filing. The Company has concluded that because the controls surrounding the financial reporting process did not operate effectively and resulted in the failure to detect the misstatement, the deficiency is a material weakness in the Company's internal control over financial reporting. Further details regarding the material weakness and the steps that have been and will be taken to remediate the deficiency will be included in the Form 10-Q/A that amends the Q2 Form 10-Q.

The Company plans to include restated financial statements in an amendment to the Q2 Form 10-Q that will correct the above-referenced error in the Q2 Financial Statements, which the Company will file promptly after the filing of this Current Report. The Company intends to file the amendment to the Q2 Form 10-Q on or about November 7, 2023.

The Company’s management and the Audit Committee of the Company's Board of Directors have discussed the matters disclosed in this Current Report on Form 8-K with RSM US LLP.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those discussed due to known and unknown risks, uncertainties, and other factors. These forward-looking statements generally can be identified by the use of words such as “expect,” “plan,” “anticipate,” “could,” “may,” “intend,” “will,” “continue,” “future,” other words of similar meaning and the use of future dates. These forward-looking statements include the timing of completion of the restatement, the filing of the amendment to the Q2 Form 10-Q, and the implementation of the remediation of the identified material weakness, which are subject to risks and uncertainties such as the completion of audit and review procedures and ongoing accounting review. These and additional risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission, including those factors identified as “risk factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We are providing this information as of the date of this Current Report on Form 8-K and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Real Estate Trust

Date: November 1, 2023
	By:	/s/ Joel S. Thomsen
Name: Joel S. Thomsen
Title: President